Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

CHG HEALTHCARE SERVICES, INC.

(the “Corporation”)

July 21, 2006

ARTICLE I.

OFFICES

Section 1. Registered Office. The Corporation shall maintain a registered office in the State of Delaware and shall have a registered agent whose business office is the same as the registered office.

Section 2. Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors or the officers of the Corporation may from time to time determine.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders will be held each year on such date and at such time as designated by the Board of Directors. At each annual meeting, stockholders shall elect directors and transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) complies with the notice procedures set forth in Section 2 of this Article II, (ii) is a stockholder of record at the time of the giving of such notice and (iii) is entitled to vote at such annual meeting. Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made (x) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who (i) complies with the notice procedures set forth in Section 2 of this Article II and (ii) is a stockholder of record at the time of the giving of such notice and is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting.

Section 2. Stockholder Proposals.

(a) For nominations or other business to be properly brought before an annual meeting by a stockholder: (i) the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and (ii) such business must be a proper subject matter for stockholder action at such meeting. Except as otherwise provided in the

Corporation’s certificate of incorporation, as amended, restated or supplemented from time to time (the “Certificate of Incorporation”), to be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days before the date the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

(b) The notice described in Section 2(a) above shall set forth the following: (i) as to any business that the stockholder proposes, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to each person whom the stockholder proposes to nominate for election or re-election as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) whether such stockholder, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation; and (iv) as to the stockholder giving the notice (A) the name and address of such stockholder as they appear on the Corporation’s books, (B) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and (C) any material interest of such stockholder in such proposal and, in the case of nominations, a description of all arrangements or understandings pursuant to which nominations are to be made by the stockholder, whether between the stockholder and a nominee or the stockholder and any other person or entity. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(c) Notwithstanding the foregoing provisions of this Section 2, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The chairman of any meeting of stockholders shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be considered at such meeting.

(d) Notwithstanding the foregoing provisions of this Section 2, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present an item of business, such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 3. Special Meetings. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, special meetings of stockholders may only be called by the Secretary upon the direction of the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. No stockholder may call a special meeting. No business shall be considered at any special meeting of stockholders except business that relates to the purpose or purposes set forth in the notice of the meeting.

Section 4. Notices.

(a) Written notice of each annual or special meeting of stockholders shall be given at least ten but not more than 60 days prior to such meeting to each stockholder entitled to vote at such meeting. Such notice shall state the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless (i) the adjournment is for more than 30 days or (ii) a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(c) A written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. Place of Meetings. Every annual meeting of stockholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting. The Board of Directors may determine that a meeting will not be held at any designated place, but may instead be held solely by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the

“DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 6. Quorum. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the Corporation entitled to vote at a meeting of stockholders must be present, either in person or by proxy, in order to constitute a quorum. Any meeting of the stockholders at which a quorum is not present may be adjourned from time to time to some other time by a majority of the stockholders represented thereat, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 7. Voting.

(a) Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders will be decided by the vote of the holders of at least a majority of the voting power of the capital stock represented and entitled to vote at such meeting. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of such meeting. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it unless, and only for so long as, such proxy (i) expressly states that it is irrevocable and (ii) is coupled with an interest sufficient in law to support an irrevocable power.

Section 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation elects to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a designated place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list also shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE III.

DIRECTORS

Section 1. Duties and Powers; Term.

(a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL and the Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and the remainder of these Bylaws.

(b) Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal in accordance with the Certificate of Incorporation or these Bylaws.

Section 2. Meetings.

(a) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

(b) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the President or by a majority of the directors then in office.

Section 3. Notice. Written notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least 48 hours before the start of the meeting, or if sent by first class mail, at least seven days before the start of the meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

Section 4. Meeting by Means of Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4 shall constitute attendance in person at such meeting.

Section 5. Quorum. A majority of the total number of directors constitutes a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special meeting of the Board of Directors at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any notice other than an announcement at the meeting at which the adjournment is taken.

Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the directors then comprising the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the Board of Directors or such committee.

Section 8. Number of Directors. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, the number of directors serving on the Board of Directors of the Corporation shall be determined from time to time by a resolution adopted by the affirmative vote of two-thirds of the directors then comprising the Board of Directors.

Section 9. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

Section 10. Resignation; Removal; Vacancy.

(a) Any director may resign from his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time is fixed in the resignation and in that case from that time. The acceptance of a resignation is not required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

(b) Subject to the rights, if any, of the holders of preferred stock, any director or the entire Board of Directors may be removed, with or without cause, by the holders of at least a majority of the shares of capital stock then entitled to vote for the election of directors.

(c) Subject to the rights, if any, of the holders of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then comprising the Board of Directors, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by the affirmative vote of a majority of the directors then comprising the Board of Directors, even if less than a quorum. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

ARTICLE IV.

OFFICERS

Section 1. General. The officers of the Corporation will be chosen by the Board of Directors. Except as required by the DGCL, the Board of Directors, in its discretion, may choose a Chairman of the Board, a President, a Secretary, a Treasurer and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors then comprising the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. The salaries of the officers of the Corporation will be fixed by the Board of Directors or any duly authorized committee thereof.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, the Chief Financial Officer or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person.

Section 4. Chairman of the Board. The Chairman of the Board shall (a) be chosen from among the directors, (b) if present, preside at meetings of the Board of Directors and (c) perform all other acts incident to the position of Chairman of the Board.

Section 5. Chief Executive Officer. The Chief Executive Officer has the general executive responsibility for the conduct of the business and affairs of the Corporation. He has and may exercise such other powers, authority and responsibilities as the Board of Directors may from time to time determine. The Chief Executive Officer may, on behalf of the Corporation, execute and deliver deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law).

Section 6. President. The President has and may exercise such powers, authority and responsibilities as the Chief Executive Officer or the Board of Directors may from time to time determine. The President may, on behalf of the Corporation, execute and deliver deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law).

Section 7. Chief Financial Officer. The Chief Financial Officer is the principal financial officer of the Corporation. The Chief Financial Officer shall render such accounts and reports as may be requested by the Board of Directors or any committee thereof. The financial records, books and accounts of the Corporation shall be maintained subject to the Chief Financial Officer’s direct or indirect supervision. The Chief Executive Officer may, on behalf of the Corporation, execute and deliver deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law). If the Board of Directors does not elect a Treasurer, the Chief Financial Officer shall have direct or indirect custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other acts incident to the position of Chief Financial Officer.

Section 8. Vice President. A Vice President has and may exercise such powers, authority and responsibilities as the Chief Executive Officer, the President or the Board of Directors may from time to time determine. A Vice President may, on behalf of the Corporation, execute and deliver deeds, bonds, mortgages, contracts and other documents that the Board of

Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law).

Section 9. Treasurer. The Treasurer shall have direct or indirect custody of all funds and securities of the Corporation and shall perform all other acts incident to the position of Treasurer.

Section 10. Secretary. The Secretary shall keep the minutes of all meetings of stockholders and directors and shall give all required notices and have charge of such books and papers as may be requested by the Board of Directors. The Secretary shall submit such reports to the Board of Directors or any committee thereof as the Board of Directors or such committee may request. The Secretary shall perform all other acts incident to the position of Secretary. Any action or duty required to be performed by the Secretary may be performed by an Assistant Secretary.

Section 11. Other Officers. Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 12. Resignation; Removal. Any officer may be removed at any time by the Board of Directors or the Chief Executive Officer, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of such officer’s removal in breach of a contract of employment.

ARTICLE V.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article V, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation in any capacity with another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than that law permitted the Corporation to provide prior to such amendment) against all reasonable expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise or similar taxes, punitive damages or penalties and amounts paid or to be paid in settlement) actually incurred or suffered by such person in connection with such proceeding, and such indemnification under this Article V shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification granted pursuant to this Article V shall be a contractual right, and no amendment, modification or repeal of this Article V shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification conferred in this Article V could involve indemnification for negligence or under theories of strict liability.

Section 2. Advance Payment. The right to indemnification conferred in this Article V shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article V and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article V or otherwise.

Section 3. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article V.

Section 4. Appearance as a Witness. Notwithstanding any other provision of this Article V, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 5. Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article V is not paid in full by the Corporation within 90 days after such receipt, or such earlier time as may otherwise be agreed to in writing with the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Delaware law, nor an actual determination by the Corporation (including its Board of Directors, any committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct or is not entitled to indemnification.

Section 6. Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this Article V shall not be exclusive of any other rights which a director or officer or other person indemnified pursuant to this Article V may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, these bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 7. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation in any capacity with another domestic or foreign corporation, partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss asserted against any such person and incurred in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article V.

Section 8. Savings Clause. If this Article V or any portion hereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified in accordance with this Article V as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, to the full extent permitted by any applicable and valid portion of this Article V to the fullest extent permitted by applicable law.

Section 9. Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI.

COMMON STOCK

Section 1. Certificated and Uncertificated Shares.

(a) The Corporation may issue certificates to evidence the shares of its stock, if and to the extent such certificates are issued, they will be signed, in the name of the Corporation by (i) the Chairman of the Board of Directors, the President or a Vice-President and (ii) the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation or other officer designated by the Board of Directors.

(b) The Corporation may issue shares of its stock without issuing certificates evidencing such shares.

Section 2. Signatures. Where a stock certificate is countersigned by (a) a transfer agent other than the Corporation or (b) a registrar other than the Corporation, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation is transferable in the manner prescribed by law, the Certificate of Incorporation of the Corporation and in these Bylaws. If shares intended to be transferred are represented by stock certificates, transfers of stock will be made on books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be canceled before a new certificate is issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than

60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares or owner-in-trust of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII.

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, except as otherwise provided in these Bylaws, such notice may be given personally, or by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or by transmitting such notice thereof to him or her by facsimile, cable or, to the extent permissible under Section 232 of the Delaware General Corporation Law, other electronic transmission to the number or address specified in the records of the Corporation.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to that notice, whether before or after the time stated therein, will be deemed equivalent thereto.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1. Corporate Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

ARTICLE IX.

ELECTRONIC TRANSMISSION

When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE X.

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have power to adopt, amend, alter or repeal these Bylaws of the Corporation. The affirmative vote of not less than a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. These Bylaws may also be adopted, altered, amended or rescinded, by the affirmative vote of the holders of not less than 80% of the Corporation’s then outstanding common stock.